EXHIBIT 99


The assets of each Fund were merged into a corresponding series of the Lincoln Variable Insurance Products Trust on April 30, 2003. All Balance Sheet accounts for the Funds were zero as of December 31, 2003, the date of the N-SAR. No financial activity occurred within the Funds during the period of May 1, 2003 through December 31, 2003. On October 22, 2003, the SEC granted each Fund's ORDER UNDER SECTION 8(F) OF THE INVESTMENT COMPANY ACT OF 1940 DECLARING THAT APPLICANT HAS CEASED TO BE AN INVESTMENT COMPANY. This is the last Form N-SAR filing by each of the Funds.